BIOGEN IDEC INC.
AMENDED AND RESTATED 2008 OMNIBUS EQUITY PLAN
1. Defined Terms
Exhibit A, which is incorporated by reference, defines certain capitalized terms used in the Plan and sets forth certain operational rules related to those terms.
2. Purpose; Term
This Biogen Idec Inc. Amended and Restated 2008 Omnibus Equity Plan (the “Plan”) provides for the grant of equity awards consisting of or based on the Common Stock of the Company. The purpose of the Plan is to attract and retain employees of the Company and its Affiliates, to provide an incentive for them to generate stockholder value by contributing to the appreciation of the Company’s stock price and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Common Stock. No Awards may be granted under the Plan more than ten years after the date of adoption of the Plan which was June 19, 2008, but Awards granted prior to that date may continue in accordance with their terms.
3. Administration
The Plan shall be administered by the Committee. Except to the extent action by the Committee is required under Section 162(m) in the case of Awards intended to qualify for the performance-based compensation exception thereto, the Board may in any instance perform any of the functions of the Committee hereunder.
The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Committee will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Committee made under the Plan will be conclusive and will bind all parties.
Notwithstanding anything else, transactions under this Plan, to the extent they would otherwise be subject to Section 16 of the Exchange Act, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Exchange Act (“Rule 16b-3”). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. Consistent with the above requirements, the Committee may delegate such of its duties, powers and responsibilities as it may determine (and in the event of any such delegation, references herein to the Committee shall include the person or persons so delegated to the extent of such delegation).
In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), to the extent necessary, the Committee shall establish in writing Performance Criteria no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period; and, for periods of less than one year, before twenty-five percent (25%) of the performance period has elapsed); provided, however, that the goals so established by the Committee may be adjusted by the Committee after the initial determination only to the extent permitted under Section 162(m).
4. Eligibility
All employees of the Company (or of any Affiliate) are eligible to be Participants in the Plan.
5. Stock Available for Awards
A. Amount.     Subject to the other subsections of this Section 5 and to Section 10, no more than 15,000,000 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards, plus the amount of shares of Common Stock: (i) that, as of the date of adoption of the Plan, remain available for grant under the Company’s 2005 Omnibus Equity Plan (including shares available under such plan by reason of a predecessor plan) and (ii) that are, as of the effective date, subject to awards under the Company’s 2005 Omnibus Equity Plan but which remain unvested upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares. No fractional shares will be issued under the Plan.
B. Fungible Share Plan.    Each share of Stock subject to an Award consisting of Options and/or Stock Appreciation Rights (“SARs”) shall be counted against the limits set forth in Section 5.A as one (1) share. Each share of Stock subject to any Award other than Awards consisting of Options and/or SARs shall be counted against the limits set forth in Section 5.A as one and one-half (1.5) shares.
C. Reversion to the Plan.    For the avoidance of doubt, if an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan in an amount determined in accordance with Section 5.B. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash or other property (other than shares of Stock) and shall be treated as forfeited and shall again be available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced as provided in Section 7.C. Shares of Stock withheld from an Award in satisfaction of withholding taxes as described in Section 9.I. or in payment of the exercise price of any Award requiring exercise shall not again be available for issuance under the Plan.
D. Certain Other Company Awards.    Common Stock issued under awards granted by another company (“other company awards”) and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the shares available for Awards under the Plan; provided, that the maximum number of shares that may be issued pursuant to Incentive Stock Options (as defined below) shall be determined in a manner consistent with Section 422 and the rules thereunder.
E. Limit on Individual Grants.    The following limits on individual Awards shall apply:
(1) The maximum number of shares of Common Stock subject to Options granted to any Participant, and that may be granted as SARs, Restricted Stock Units (“RSUs”), Restricted Stock Awards (“RSAs”) and Other Awards pursuant to Section 8 to any Participant, shall not exceed an aggregate of 1,500,000 in any calendar year, subject in each case to adjustment under Section 10.

(2) No more than $12,000,000 may be paid to the Chief Executive Officer and no more than $5,000,000 may be paid to any other individual in any calendar year with respect to any Performance Awards settled in cash.
6. Stock Options
A. Grant of Options.    Subject to the provisions of the Plan, the Committee may grant both (i) Options to purchase up to a maximum of 1,000,000 shares of Common Stock that are intended to comply with the requirements of Section 422 (“Incentive Stock Options” or “ISOs”) and (ii) Options that are not intended to comply with such requirements (“Nonqualified Stock Options” or “NQSOs”). Each Option shall be clearly identified in the applicable Award agreement as either an ISO or an NQSO, but if no such identification is made, the Option shall be treated as an NQSO. The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. An ISO granted to an employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value.
B. Terms and Conditions.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award agreement or thereafter. An ISO may not be exercised after the period provided in Treas. Reg. Section 1.422-2(a)(2)(iii) and Treas. Reg. Section 1.422-2(d). The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of an Option, the Committee may impose such restrictions or conditions to the vesting of such Option as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. To the extent that a grant of an Option is to vest based solely upon the continued employment of the Participant, such Option shall vest pursuant to a schedule that provides for vesting in three equal increments on each of the first three anniversaries of the date of grant, or over a longer period as the Committee may determine. The Expiration Date of each Option shall be ten (10) years from the date of grant thereof, or at such earlier time as the Committee shall state in the Award agreement.
C. Payment.    No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent legally permissible and expressly permitted by the Committee at or after the grant of the Option, by delivery of other property such as shares of Common Stock (for which the Committee may require a holding period), valued at their Fair Market Value on the date of delivery or such other lawful consideration, including in accordance with a cashless exercise, as the Committee may determine; or any combination of the foregoing permitted forms of payment.
7. Stock Appreciation Rights
A. Grant of SARs.    Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the base value of the rights (“SARs”). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock. The Committee shall fix the base value of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant.
B. Terms and Conditions.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the Award agreement or thereafter. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. At the time of the grant of an SAR, the Committee may impose such restrictions or conditions to the vesting of such SAR as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. To the extent that a grant of an SAR is to vest based solely upon the continued employment of the Participant, such SAR shall vest pursuant to a schedule that provides for vesting in three equal increments on each of the first three anniversaries of the date of grant, or over a longer period as the Committee may determine. The Expiration Date of each SAR shall be ten (10) years from the date of grant thereof, or at such earlier time as the Committee shall state in the Award agreement.
C. No Net Share Counting.    SARs to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan under Section 5.A, regardless of the number of shares of Common Stock issued upon settlement of the SAR.
8. Restricted Stock Units, Restricted Stock Awards and Other Awards
A. Restricted Stock Units.    The Committee may grant Awards consisting of units representing shares of Common Stock (“RSUs”). Each RSU shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more shares of Common Stock or, if specified in the Award, cash equal to the Fair Market Value of the Award, in any case subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Participant or Designated Beneficiary holding RSUs shall be treated as a stockholder with respect to the shares of Common Stock subject to the Award unless and until such shares are actually delivered under the Award. RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered. The Committee may make Awards of RSUs that are subject to restrictions or forfeiture on such terms and conditions as the Committee may determine from time to time.
B. Restricted Stock Awards.    The Committee may grant Awards of shares of Common Stock subject to forfeiture (“RSAs”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of RSAs may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Shares of RSAs shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of RSAs shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such shares, along with any certificates, to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary.
C. Other Awards.    The Committee may grant Awards (including Performance Awards) other than Options, SARs, RSUs or RSAs. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Awards, whether such Awards are to be settled in cash or stock and all other conditions of such Other Awards.
D. Terms and Conditions.    At the time of the grant of RSUs, RSAs or Other Awards, the Committee shall determine the price, if any, to be paid by the Participant for each share subject to the Award. At the time of the grant of RSUs, RSAs or Other Awards, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including requiring the achievement of Performance Criteria. To the extent that a grant of RSUs, RSAs or Other Awards is to vest based solely upon the continued employment of the Participant, such Award shall vest pursuant to a schedule that provides for vesting in three equal increments on each of the first three anniversaries of the date of grant, or such longer period as the Committee may determine, provided, however that a total of not more than 500,000 shares of Common Stock may be made subject to such Awards with a time-based vesting schedule which provides for vesting sooner than the default schedule set forth above.

9. General Provisions Applicable to Awards
A. Documentation and Legal Conditions on Delivery of Stock.    Each Award shall be evidenced by a written document delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, or if the Company determines that the registration statement covering the sale of Stock is not available, the Company may defer the sale until such time as it determines that the registration statement is available and may delay the applicability of any provisions of the Award during any period of unavailability. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.
B. Performance Criteria.    The Committee may establish Performance Criteria on which the granting of Performance Awards, or the vesting of Performance Awards, will be subject. The Committee shall determine whether any Performance Criteria so established have been achieved, and if so to what extent, and its determination shall be binding on all persons.
C. Application of Code Section 409A.    Awards under the Plan are intended either to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly. Granted Awards may be modified at any time, in the Committee’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A. In the event that a Participant is prohibited from executing market trades by reason of the application of the federal securities laws or for any other reason determined by the Committee, the Committee may extend the exercise period of an Award to the extent permitted by Section 409A.
D. Committee Discretion.    Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise expressly provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.
E. Dividends and Cash Awards.    In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.
F. Leaves of Absence.    Awards held by a Participant on an approved leave of absence shall continue to vest in accordance with their terms during the leave of absence as if the Participant was an active employee unless otherwise agreed to in writing between the Company and the Participant or otherwise set forth in the Award agreement; provided, however, in the event of an ISO, such leave of absence shall not exceed ninety (90) days unless reemployment is guaranteed by law or contract.
G. Termination of Employment.    Unless the Committee expressly provides otherwise, the following rules shall apply in connection with the cessation of a Participant’s employment with the Company and its Affiliates. Immediately upon the cessation of the Participant’s employment with the Company and its Affiliates, an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:
(1) All Options and SARs held by a Participant immediately prior to his or her death or termination as a result of Disability shall, to the extent not vested previously, become fully vested, and all vested Options and SARs will remain exercisable by the Participant or such Participant’s executor or administrator or the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of: (i) the one-year period ending with the first anniversary of the Participant’s death or Disability or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate;
(2) All Options and SARs held by a Participant immediately prior to Retirement shall, to the extent not vested previously, become fully vested for fifty percent (50%) of the number of shares covered by such unvested Options and SARs and for an additional ten percent (10%) of the number of shares covered by such unvested Options and SARs for every full year of employment by the Company or any of its Affiliates beyond ten (10) years, up to the remaining amount of the unvested Options and SARs, and all vested Options and SARs will remain exercisable for the lesser of: (i) the three-year period ending with the third anniversary of the Participant’s Retirement or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate;
(3) All Options and SARs held by a Participant immediately prior to the cessation of the Participant’s employment for reasons other than death, Disability or Retirement, except as provided in (4) below, to the extent then exercisable, will remain exercisable for the lesser of: (i) the period ending six (6) months from the Participant’s termination date or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection G, and shall thereupon terminate;
(4) All Options and SARs held by a Participant or a Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment For Cause (including any portion of the Award that is then exercisable) shall terminate at the commencement of business on the date of such termination;
(5) All RSUs, RSAs and Other Awards, in each case held by a Participant immediately prior to the Participant’s death or termination as a result of Disability, to the extent not previously vested, shall vest and become non-forfeitable; provided, however, that the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A;
(6) All RSUs, RSAs and Other Awards, in each case held by a Participant immediately prior to the Participant’s Retirement shall, to the extent not vested previously, become fully vested for fifty percent (50%) of the number of shares covered by such Awards and for an additional ten percent (10%) of the number of shares covered by such unvested Awards for every full year of employment by the Company or any of its Affiliates beyond ten (10) years, up to the remaining amount of the unvested Awards; provided, however, that: (i) the applicable grants with respect to such Awards shall provide for payment terms that comply with, or are exempt from, the requirements of Section 409A; and (ii) Awards subject to Performance Criteria intended to comply with Section 162(m) will vest according to the schedule contemplated in this Section 9.G.(6) only to the extent consistent with the requirements of Section 162(m).
(7) All RSUs, RSAs and Other Awards held by a Participant immediately prior to the cessation of the Participant’s employment for reasons other than death, Disability or Retirement (except as provided in (8) below), shall terminate at the close of business on the date of such termination; and
(8) All RSUs, RSAs and Other Awards held by a Participant or a Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment For Cause shall terminate at the commencement of business on the date of such termination.
Unless the Committee expressly provides otherwise, a Participant’s employment with the Company and its Affiliates will be deemed to have ceased upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates).
H. Transferability.    No Award may be transferred other than by will or the laws of descent and distribution and may be exercised during the life of a Participant only by the Participant, except that, as to Options other than ISOs, the Committee may in its sole discretion permit certain transfers to the Participant’s family members or to certain entities controlled by the Participant or his or her family members.
I. Withholding Taxes.    The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld with respect to Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates will, to the extent permitted by law, deduct any such tax or social insurance obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee’s discretion, the minimum tax or social insurance obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained by the Company from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery. In particular, but not in limitation of the foregoing, with respect to Awards of RSUs, RSAs and Other Awards, the Company shall withhold from the payment of an Award and shall retain that number of Shares the Fair Market Value of which is equal to the amount of tax required to be withheld and paid on the date of retention or delivery.
J. Option or SAR Repricing.    Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, neither the Board nor the Committee shall approve either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Options or SARs having a lower exercise price or base value, as the case may be, or (b) the amendment of outstanding Options or SARs to reduce the exercise price or base value, as the case may be, thereof. This paragraph shall not be construed to apply to: (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies” within the meaning of Section 424 of the Code; or (ii) adjustments made pursuant to Section 10.
K. Amendment of Award.    Except as otherwise expressly provided in the Plan, the Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to an NQSO; provided, however, that if stockholder approval is required by law or the rules of the applicable exchange on which common stock of the Company is then publicly traded, such amendment shall not become effective until such stockholder approval is obtained. Any such action shall require the Participant’s consent unless the Committee determines that the action would not materially and adversely affect the Participant.
L. Cancellation and Rescission of Awards.    Unless the Award agreement specifies otherwise, the Committee may cancel, rescind, withhold or otherwise limit or restrict any unexpired or unpaid Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant engages in any “Detrimental Activity.”
M. Foreign Nationals.    The Committee may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Committee deems necessary or advisable to comply with government laws or regulatory requirements of any foreign jurisdiction, including but not limited to modifying or amending the terms and conditions governing any Awards, establishing sub-plans under the Plan or adopting such procedures as the Committee may determine to be appropriate in response to differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employment, accounting or other matters.
N. Deemed Exercise of Awards.    On the Expiration Date on which a vested Award requiring exercise is scheduled to terminate in accordance with the Plan and the terms of the Award, if the per share exercise price or base value, as the case may be, of the Award is less than the closing price of the Common Stock on that date, the vested Award will be deemed to have been exercised at the close of business on that date. As promptly as practicable thereafter, the Company will deliver to the Participant the shares of Common Stock subject to the vested Award less that number of shares with a value that is equal to the aggregate Fair Market Value of: (1) the aggregate exercise price or base value, as the case may be, of the vested Award and (2) the amount necessary to satisfy any federal, state and local withholding of taxes or social insurance contributions related to the exercise.
10. Effect of Certain Transactions
A. Covered Transactions
Except as otherwise expressly provided in an Award:
(1) If the Covered Transaction is one in which there is an acquiring or surviving entity other than the Company or its Affiliate, the Committee shall provide for the assumption of some or all outstanding Awards or for the grant of new Awards in substitution therefor or the continuation of some or all of the Awards by the acquiror or survivor or an affiliate of the acquiror or survivor, except to the extent that the Committee pays out the Award pursuant to the provisions of Section 10.A.(2).
(2) If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may provide for payment (a cash-out), with respect to some or all Awards or any portion thereof (whether or not vested), equal in the case of each affected Award or portion thereof to the excess, if any, of (a) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (b) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines; provided, that the Committee shall not exercise its discretion under this Section 10.A.(2) with respect to an Award or portion thereof providing for “nonqualified deferred compensation” subject to Section 409A in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A. For avoidance of doubt, in the event that the aggregate exercise or purchase price of the Award exceeds the aggregate Fair Market Value, the Award will be deemed to be cashed out for a payment of zero.
(3) Each Award will terminate upon consummation of the Covered Transaction, other than Awards assumed, substituted or continued pursuant to Section 10.A.(1) above. For avoidance of doubt, in the event that the Awards are not cashed out (or deemed cashed out) as provided in 10.A.(2), such Awards shall be assumed, substituted or continued as provided in Section 10.A.(1) above.
B. Corporate Transaction.    Except as otherwise provided in the Award agreement, if at any time within two (2) years after the effective date of a Corporate Transaction there is an Involuntary Employment Action with respect to any Designated Employee, each then outstanding Award assumed, substituted or continued under Section 10.A.(1) and held by such Designated Employee (or a permitted transferee of such person) shall, upon the occurrence of such Involuntary Employment Action, automatically accelerate so that each such Award shall become fully vested or exercisable, as applicable, immediately prior to such Involuntary Employment Action. Upon the occurrence of an Involuntary Employment Action with respect to a Designated Employee, any outstanding Options or SARs held by such Designated Employee (and a permitted transferee of such person) shall be exercisable for one (1) year following the Involuntary Employment Action or, if earlier, within the originally prescribed term of the Option or SAR.
C. Corporate Change in Control.
(1) With respect to Awards granted prior to February 12, 2014, unless otherwise determined by the Committee at the time of grant and set forth in the Award agreement, in the event of a Corporate Change in Control, the exercisability or vesting of each Award outstanding under the Plan shall be automatically accelerated so that each such Award shall immediately prior to such Corporate Change in Control become fully vested or exercisable for the full number of shares of the Common Stock purchasable or cash payable under an Award to the extent not previously exercised and may be exercised for all or any portion of such shares or cash within the originally prescribed term of such Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing sentence.
(2) With respect to Awards granted on or after the February 12, 2014, unless otherwise determined by the Committee at the time of grant and set forth in the Award agreement, if at any time within two (2) years after the effective date of a Corporate Change in Control there is an Involuntary Employment Action with respect to any Designated Employee, each then outstanding Award assumed, substituted or continued under Section 10.A.(1) and held by such Designated Employee (or a permitted transferee of such person) shall, upon the occurrence of such Involuntary Employment Action, automatically accelerate so that each such Award shall become fully vested or exercisable, as applicable, immediately prior to such Involuntary Employment Action. Upon the occurrence of an Involuntary Employment Action with respect to a Designated Employee, any outstanding Options or SARs held by such Designated Employee (and a permitted transferee of such person) shall be exercisable for one (1) year following the Involuntary Employment Action or, if earlier, within the originally prescribed term of the Option or SAR

D. Changes In, Distributions With Respect To and Redemptions of the Stock.
(1) In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, the following shall be equitably adjusted (a) the number of shares that may be delivered as per Section 5, (b) the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, (c) exercise prices or base values, as the case may be, relating to outstanding Awards, and (d) any other provision of Awards affected by such change shall be adjusted by the Company.
(2) The Committee shall also make equitable or proportionate adjustments of the type described in Section 10.D.(1) above to take into account distributions to stockholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving Stock, or any other event other than those described in Section 10.D(1) above, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value and equity of Awards made hereunder, having due regard for: (i) the qualification of ISOs under Section 422; (ii) the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A, where applicable and (iii) in the case of Awards intended to qualify for the performance-based compensation exception Section 162(m), having due regard for continued qualification for that exception.
(3) References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10.
11. Miscellaneous
A. No Right to Employment.    No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall constitute a contract of employment or confer upon any employee of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall it or they be construed as affecting the rights of the Company (or Affiliate) to terminate the service of any person at any time or otherwise change the terms of such service, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.
B. No Rights as a Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom an RSA is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise expressly provided in the applicable Award agreement.
C. Effective Date.    The Plan became effective on the date its adoption on June 19, 2008 and its terms, as amended and restated herein, shall be effective on the amendment date which is February 12, 2014.
D. Amendment of the Plan.    The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Committee determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Plan in order to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided in Section 9.L, no such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to qualify or to continue to qualify under Section 422 or for Awards intended to be eligible for the performance-based exception under Section 162(m) to qualify as such or continue such eligibility.
E. Governing Law.    The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

EXHIBIT A
Definition of Terms
The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:
“Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as a single employer under Sections 414(b) or 414(c) of the Code, except that such Sections shall be applied by substituting “at least 50%” for “at least 80%” wherever applicable; provided, however, that in determining eligibility for the grant of an Option or SAR by reason of service for an Affiliate, “Affiliate” shall mean any corporation or other entity in a chain of corporations all of which have a controlling interest in another corporation or other entity in the chain, beginning with the parent entity and ending with the entity for which the Award recipient was providing services on the grant date of the Award (defining the term “controlling interest” based on “at least 50%” rather than “at least 80%”). The Company may at any time by amendment provide that different ownership thresholds apply (consistent with Section 409A, where applicable).
“Award” means any Option, SAR, RSA, RSU and any Other Award convertible into or otherwise based on Common Stock (including a Performance Award payable in cash), granted under the Plan.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.
“Committee” means a committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is: (i) an “outside director” within the meaning of Section 162(m); (ii) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act and (iii) an “independent director” as defined in The NASDAQ Stock Market Rule 4200.
“Common Stock” or “Stock” means the Common Stock, $0.0005 par value, of the Company.
“Company” means Biogen Idec Inc., a Delaware corporation.
“Competitive Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company or (iii) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.
“Continuing Director” shall mean, as of any date of determination, any member of the Board who (a) was a member of the Board on the Amendment Date, (b) becomes a member of the Board subsequent to the Amendment Date and was appointed, nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such appointment, nomination or election, provided that a director whose initial assumption of office is in connection with an actual or threatened election contest will not be considered a Continuing Director unless and until (i) such director has served on the Board for at least two years and (ii) the most recent reelection of such director has been approved by a majority of the Continuing Directors in office at the time of such approval.

“Corporate Change in Control” shall be deemed to have occurred upon the first of the following events:
(1)  an event in which any Person, is or becomes the “beneficial owner” (as defined in Section 13(d) of the Exchange Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such Person, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(2) the consummation of the merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger; or
(3) at any time the Continuing Directors do not constitute a majority of the Board (or, if applicable, the board of directors of a successor to the Company).
Notwithstanding the foregoing, in any case where the occurrence of a Corporate Change in Control could affect the vesting of or payment under an Award subject to the requirements of Section 409A of the Code, to the extent required to comply with Section 409A of the Code, the term “Corporate Change in Control” shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) is a “change in control event” as that term is defined in the regulations under Section 409A of the Code.

“Corporate Transaction” means any of: (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company (or an Affiliate) is not the surviving corporation or which results in the acquisition of all or substantially all of the then outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all of the Company’s assets or (iii) a dissolution or liquidation of the Company. Where a Corporate Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) as determined by the Committee, the Corporate Transaction shall be deemed to have occurred upon consummation of the tender offer.
Notwithstanding the foregoing, in any case where the occurrence of a Corporate Transaction could affect the vesting of or payment under an Award subject to the requirements of Section 409A of the Code, to the extent required to comply with Section 409A of the Code, the term “Corporate Transaction” shall mean an occurrence that both (i) satisfies the requirements set forth above in this definition and (ii) is a “change in control event” as that term is defined in the regulations under Section 409A of the Code.
“Covered Employee” means a “covered employee” as set forth in Section 162(m).
“Covered Transaction” means a Corporate Change in Control or a Corporate Transaction.
“Designated Beneficiary” means the Participant’s estate.
“Designated Employee” means an employee designated by the Committee, in its sole discretion, as a “Designated Employee” for purposes of the Plan at any time prior to the effective date of a Corporate Transaction or Corporate Change in Control, as applicable.
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“Detrimental Activity” shall include any action or failure to act that, in the sole determination of the Committee: (i)(a) constitutes financial malfeasance that is materially injurious to the Company, (b) violates the Company’s Code of Conduct, (c) results in the Company’s restatement of its earnings, financial results or financial statements or (d) results in a violation or breach of law or contract that is materially injurious to the Company or (ii) violates any non-competition, non-disclosure or non-solicitation agreement with the Company, or in the event that the Participant has not entered into any such agreement with the Company, the Participant engages in any “Competitive Activity”.
“Disability” shall exist for purposes of the Plan if the Company determines in its sole discretion that the Participant has been terminated as a result of the employee having become totally and permanently disabled. For this purpose, totally and permanently disabled means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.
“Expiration Date” means the latest date on which an Option, SAR or Other Award requiring exercise may be exercised pursuant to the Award agreement.
“Fair Market Value” means, (i) with respect to Stock, (a) for so long as such Stock is readily tradable on an established securities market (within the meaning of Section 409A), the closing price on the day of the grant or measurement or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date, and (b) otherwise, the fair market value of such Stock determined by the Committee by a reasonable application of a reasonable valuation method (within the meaning of Section 409A); and, (ii) with respect to any other property, the fair market value of such property as determined by the Committee in good faith in the manner established by the Committee from time to time.
“For Cause” shall be deemed to include, but is not limited to, dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by a Participant of any provision of any employment, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or an Affiliate. The determination of the Committee as to the existence of circumstances warranting a termination For Cause shall be conclusive. Notwithstanding the foregoing, in the event that the Participant is a party to an effective employment or similar agreement with the Company or an Affiliate which contains a “cause” definition, such definition shall be controlling for purposes of the Plan.
“Incentive Stock Option” or “ISO” has the meaning set forth in Section 6.A.
“Involuntary Employment Action” as to a Participant means the involuntary termination of a Participant’s employment with the Company following a Covered Transaction, other than For Cause, upon the occurrence of any of the following circumstances: (i) any adverse and/or material alteration and diminution in the Participant’s authority, duties or responsibilities (other than a mere change in title or reporting relationship) as they existed immediately prior to the Covered Transaction or as the same may be increased from time to time thereafter, (ii) a reduction of the Participant’s base salary or a reduction in targeted bonus opportunity, in each case as in effect on the date prior to the Covered Transaction or as the same may be increased from time to time thereafter or (iii) relocation of the offices at which the Participant is employed which increases his or her daily commute by more than 100 miles on a round trip basis; provided, however, that in any case the Participant notifies the Chief Legal Officer or the Head of Human Resources of the Company in writing of the basis for his or her involuntary termination within one (1) year of the occurrence of the circumstances and the Company does not cure such circumstance within thirty (30) days thereafter.
“Nonqualified Stock Option” or “NQSO” has the meaning set forth in Section 6.A.
“Option” means the right to purchase shares of Common Stock of the Company for a specified period of time at a specified price.
“Other Award” has the meaning set forth in Section 8.C.
“Participant” means a person selected by the Committee to receive an Award under the Plan.
“Performance Award” means an Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended to so qualify.
“Performance Criteria” means specified criteria the satisfaction of which is a condition to the grant, exercisability, vesting, payment or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall be based on objectively determinable measures of performance relating to any of or to any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, functional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or achievement of clinical trials or measurable research objectives. A Performance Criterion and any targets with respect thereto determined by the Committee shall be based on achievement of an objectively determinable performance goal. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria. Prior to the grant, exercisability, vesting, payment or full enjoyment of the Performance Award, as the case may be, the Committee will determine whether the Performance Criteria have been attained and such determination will be conclusive. If the Performance Criteria are not attained, no other Award will be provided in substitution of the Performance Award with respect to which such Performance Criteria have not been met.
“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include: (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
“Restricted Period” has the meaning set forth in Section 8.B.
“Restricted Stock Award” or “RSA” has the meaning set forth in Section 8.B.
“Restricted Stock Unit” or “RSU” has the meaning set forth in Section 8.A.
“Retirement” as to any employee of the Company or any of its Affiliates shall mean such person’s leaving the employment of the Company and its Affiliates after reaching age 55 with ten (10) years of service with the Company or its Affiliates, but not including pursuant to any termination For Cause or pursuant to any termination for insufficient performance, as determined by the Company.
“Section 162(m)” means Section 162(m) of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.
“Section 409A” means Section 409A of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.
“Section 422” means Section 422 of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.
“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 7.A.

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